March 5, 2002

DEAR STOCKHOLDER,

It is my pleasure to invite you to the 2002 Annual Meeting of Stockholders of Autoliv, Inc. which will be held on Wednesday, April 24, 2002, at Bank One, 1 Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, commencing at 9:00 a.m. local time.

Information regarding the matters to be voted upon at the meeting is contained in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting. Therefore, please mark, sign, date and return your proxy promptly in the enclosed envelope.

A public news release covering voting results will be available after the meeting.

The Autoliv, Inc. Annual Report for the fiscal year ended December 31, 2001 is being distributed to stockholders with this proxy statement.

Sincerely,

S. Jay Stewart
Chairman of the Board
Autoliv, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Autoliv, Inc. ("Autoliv"or the "Company") will be held on, Wednesday, April 24, 2002, at 9:00 a.m., local time, at Bank One, 1 Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, to consider and vote upon:

1. Reelection of three directors for a term of office expiring on the date of the Annual Meeting of Stockholders in 2005 (see page 1).

2. Ratification of the appointment of Ernst & Young AB as the Company's independent auditing firm for the fiscal year ending December 31, 2002 (see page 10).

3. Any other business that may properly come before the meeting and/or any adjournment thereof.

The close of business on February 26, 2002 has been fixed as the record date for the annual meeting. All stockholders of record at the close of business on that date are entitled to be present and vote at the meeting and/or any adjournment thereof.

Attendance at the annual meeting will be limited to stockholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, a maximum of one authorized representative of an absent stockholder, and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the Chairman of the annual meeting.

By order of the Board of Directors

March 5, 2002

Jörgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary

AUTOLIV, INC.
Box 70381, SE-107 24 Stockholm, Sweden

PROXY STATEMENT

March 5, 2002

SOLICITATION OF PROXIES

The principal executive offices of the Company are located at World Trade Center, Klarabergsviadukten 70, SE-107 24 Stockholm, Sweden. The Company's telephone number is +46 (8) 587 20 600. The date of this Proxy Statement is March 5, 2002, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report for the fiscal year ended December 31, 2001, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting. This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Stockholders, to be held on Wednesday, April 24, 2002, at 9:00 a.m., local time, at Bank One, 1 Bank One Plaza, 57th Floor, Chicago, Illinois 60602, USA, and at any adjournment thereof (the "2002 Annual Meeting" or the "meeting").

The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Shares will be voted in accordance with stockholders' instructions in the accompanying proxy. If no instructions are given, the shares will be voted in accordance with the Board's recommendations, which are noted herein. Any proxy given may be revoked at any time before it is voted at the meeting.

Directors will be elected by a plurality of the votes of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes represented at the meeting and entitled to vote thereat. Consequently, abstentions and broker non-votes (i.e., votes withheld by brokers in the absence of instructions from beneficial holders) will not be counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of establishing a quorum at the meeting.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or facsimile.

In addition, the Company has retained Georgeson Shareholder Communication, Inc. to assist in the solicitation for a fee of $12,500 plus expenses, and WM-data AB for a fee of $21,800 plus expenses.

1. ELECTION OF DIRECTORS

The Company's by-laws provide that the size of the Board shall be fixed from time to time exclusively by the Board. To the extent practicable, one-half of the directors are to be citizens of the United States and one-half of the directors are to be nationals of Sweden or other member states of the European Union. The Board presently consists of nine members, divided into three classes serving staggered three-year terms. Directors in each class are elected on a rotating basis at the annual stockholders meeting at which the term for such class expires.

Listed below as nominees for reelection at the 2002 Annual Meeting for three-year terms are Wilhelm Kull, S. Jay Stewart and Roger Stone, whose present terms will expire at that time. Messrs. Kull, Stewart and Stone are presently serving as directors, and the Company has not been advised by either of them that they will not serve if elected.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS.

BOARD MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS

The Board met five times during the year ended December 31, 2001. All but one of the incumbent directors were present at all meetings of the Board and Board committees of which they were members.

Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $35,000 per year, plus a fee of $1,200 for each Board meeting attended. The Chairman of the Board receives a retainer of $70,000 per year, plus a fee of $2,400 for each Board meeting attended.

In addition, non-employee directors who are chairmen of the Audit and Compensation Committees each receive additional annual retainers of $3,000; and all committee chairmen and members receive $800 except the Chairman of the Board of Directors who receives $1,600 for attendance at each meeting of their particular committees.

Non-employee directors who are elected or continuing as such at annual stockholders meetings also receive annual grants of shares of Company common stock with a market value of $15,000 and the Chairman of the board with a value of $30,000, at the time of grant.

The Chairman of the board is also entitled to a one time grant of Company common stock with a market value of $110,000 at the time of grant.

NOMINEES FOR DIRECTORS AT THE APRIL 2002 ANNUAL MEETING

Wilhelm Kull, age 65, has been a director of Autoliv since May 1997 and until March 31, 1999, he was the Chief Financial Officer and until April 1, 2001, Vice President IT of Autoliv, Inc. He was Vice President and Chief Financial Officer of Autoliv AB since 1975, when the company was named Granges Weda and was a subsidiary of Granges AB, a publicly listed company in Sweden. Mr. Kull served as the Deputy Chief Financial Officer of Granges AB from 1969 to 1974. Prior to such time, Mr. Kull worked for five years at a certified public accounting firm in Sweden. He holds a Bachelor of Science degree in business and an M.B.A. from the University of Colorado in the United States.

S. Jay Stewart, age 63, has been a director of Autoliv since May 1997. Mr. Stewart was elected by the Board to serve as the Chairman of the Board, effective April 24, 2001. He was Chairman and Chief Executive Officer of Morton International, Inc. from April 1994 through October 1999, and has been a director of Morton since 1989. Mr. Stewart was President and Chief Operating Officer of Morton International, Inc. from 1989 through March 1994. In addition, he is a director of Household International, Inc. and of Box USA Corp. Mr. Stewart holds a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati and an M.B.A. from West Virginia University.

Roger W. Stone, age 66, has been a director of Autoliv since May 1997 and is Chairman and CEO of Box USA Corp. He served until 1998 as Chairman of the Board (since 1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper and packaging products. Mr. Stone was President and Chief Executive Officer of Smurfit Stone Container Corporation from 1998 to 1999. He was a director of Morton International Inc. from 1989 through 1999 and is a director of McDonald's Corporation and Option Care, Inc. He is a graduate of the University of Pennsylvania's Wharton School of Finance.

INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2003 ANNUAL MEETING

James M. Ringler, age 56 , has been a director of Autoliv since January, 2002, and is Vice Chairman of Illinois Tool Works Inc. since 1999. Prior to joining Illinois Tool Works, Mr. Ringler was Chairman, President and Chief Executive Officer of Premark International, Inc. which merged with Illinois Tool Works in November, 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer prior to becoming the CEO in 1996. He serves on the boards of the Dow Chemical Company, FMC Technologies, Inc. and CPC Corporation. He also serves on the boards of the National Association of Manufacturers (NAM) and the Manufacturers Alliance for Productivity and Innovation (MAPI). Mr. Ringler earned a Bachelor of Science degree in business administration and an M.B.A. degree in finance from the State University of New York.

Tetsuo Sekiya, age 67, has been a director of Autoliv since April 2001. He is President and CEO of NSK Ltd. since 1994 and has held several senior executive positions in the ballbearing company since 1958, including heading NSK North America. He is i.a. a director of the Japan Bearing Industrial Association, and Keidanren, the Japan Federation of Economic Organizations. Mr. Sekiya, who holds a Bachelor of Science degree in Economics from Keio University, was in 1998 honored with the Medal of Blue Ribbon from His Majesty the Emperor of Japan in recognition of his outstanding services to the industry in Japan.

Per Welin, age 65, has been a director of Autoliv since May 1997 and of Autoliv AB since 1995. Mr. Welin served as Executive Vice President and director of the investment company L-E Lundberg-foretagen AB from 1991 until 1998 and is Chairman of the Board of L-E Lundberg-foretagen AB since 1998. He also holds the position of director of Allgon AB and Holmen AB. Mr. Welin has a Master of Science degree in Engineering Physics from the Chalmers Institute of Technology in Gothenburg, from which he also holds a licentiate of engineering degree in applied thermo- and fluid dynamics. He also holds an M.B.A. from the Gothenburg School of Economics.

INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2004 ANNUAL MEETING

Per-Olof Aronson, age 71, has been a director of Autoliv since May 1997. He was a director of Autoliv AB from Autoliv's initial public offering in 1994. Mr. Aronson has worked in the aluminum company Granges AB between 1956 and 2000, where he has held various senior executive positions, including three years as Technical Director and 11 years as President and Chief Executive Officer. Mr. Aronson was from 1995 to 2000 Vice Chairman of SAPA AB (formerly known as Granges). Mr. Aronson holds a graduate degree in Chemical Engineering from the Royal Institute of Technology (KTH) in Stockholm.

Lars Westerberg, age 53, has been a director of Autoliv since February, 1999, and President and Chief Executive Officer of Autoliv, Inc. since February 1, 1999. From 1994 until he assumed his positions with Autoliv, he was President and Chief Executive Officer of Granges AB, a Swedish-based aluminum and plastics company listed on the Stockholm Stock Exchange. From 1991 and until 1994 he held the same positions at the publicly-traded welding company Esab AB. He started his employment at Esab in 1984 and held several executive positions, including President of Esab's North American subsidiary. He is the Chairman of Ahlsell AB, a Swedish heating, water and sanitation company and a director of Plastal AB, a Swedish supplier of automotive plastic components. Mr. Westerberg holds a Master of Science degree in Electrical Engineering from the Royal Institute of Technology (KTH) in Stockholm and a Master of Business Administration from the University of Stockholm.

Walter Kunerth, age 61, has been a director of Autoliv since August, 1998. Professor Kunerth is a Senior Advisor to the investment banking group Lazard Freres. He is also a member of the Supervisory Board of Gildemeister AG and Chairman of the Supervisory Boards of Basler AG, Paragon AG, Götz AG and Suspa GmbH. For more than 20 years, professor Kunerth held various top executive positions at Siemens AG in Germany, including as a member of Siemens' Corporate Executive Board (1993-97), President of Siemens' Automotive Systems Group (1988-93) and head of Siemens' Automotive Electronics Division. He holds a doctorate degree in Engineering from the University of Stuttgart and has been named Honorary Professor by the university.

COMMITTEES OF THE BOARD

There are three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for such audits and for any special assignments given to such auditors. The committee also reviews the annual audit and its scope, including the independent auditor's letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors' examinations. Members of this committee were Messrs. Welin (Chairman), Aronson, Kunerth and Stewart. The committee met five times in 2001. The Compensation Committee advises the Board of the Company with respect to the compensation to be paid to the directors of the Company and approves and advises the Board with respect to the terms of contracts to be entered into with the senior executives of the Company. The Committee also administers the Company's stock incentive plan. Members of this committee were Messrs. Stone (Chairman), Aronson, Stewart and Welin. The committee met once in 2001.

The Nominating Committee nominates new members of the Board of the Company and also of the subsidiaries of the Company. This committee which consists of all the members of the Board of the Company does not have any procedures established for the consideration of nominees recommended by stockholders. The committee met once in 2001.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2000. Each of the members of the Audit Committee is independent as defined by Company policy and the New York Stock Exchange listing standards. Each of the members possesses financial literacy and at least one member of the Audit Committee has accounting or financial expertise.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the Audit Committee discussed with the independent accountants their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

Per Welin, Chairman
Per-Olof Aronson
Walter Kunerth
S. Jay Stewart

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On February 26, 2002, the record date for the 2002 Annual Meeting, there were 97, 851, 610 shares of common stock outstanding, each entitled to one vote. Only stockholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding.

As of the date of this proxy statement, one stockholder TIAA-CREF, 730 Third Avenue, New York, NY 10017-3206, USA was known to the Company to beneficially own more than 5% of the Company's common stock. As of December 31, 2001, TIAA-CREF was known to hold 6,769,000 shares of common stock representing 6,9 percent of all outstanding shares of common stock.

The following table shows the Company's common stock beneficially owned as of February 26, 2002, by each present director and each executive officer named in the Summary Compensation Table on page 7; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown.

Shares beneficially owned 1)
Per-Olof Aronson	6,193
Claes Humbla	7,977
Wilhelm Kull	4,800
Walter Kunerth	1,660
Benoit Marsaud	0
James M. Ringler	0
Tetsuo Sekiya	1,000
S. Jay Stewart	70,680
Roger W. Stone	3,727
Jörgen I. Svensson	0
Per Welin	2,193
Lars Westerberg	19,000
Hans-Göran Persson	0

All directors, nominees and	117,230
executive officers as a group

1) All amounts shown represent less than 1% of the outstanding shares of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the board of directors of another company, an executive officer of which is a member of the Board.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board (the "Committee") advises the Board regarding senior officers' compensation and administers the Company's cash and stock incentive compensation strategy. The purpose of this plan and the objectives of the Committee are to:
- provide competitive compensation programs so as to be able to attract, retain and motivate top management talent,
- pay for performance, motivating both long- and short-term performance on behalf of Company stockholders,
- place greater emphasis on at-risk incentive compensation than on fixed salaries, particularly for senior executives,
- base the incentive compensation of business unit or subsidiary executives on the performance of their operations, while including a component which recognizes overall Company performance, and
- join shareholder and management interests.

To further these objectives, the compensation of senior executive officers includes three components: (1) base salaries, (2) annual bonus programs, and (3) a stock incentive program.

The Committee has consulted with an independent compensation consulting firm for advice in regard to the total compensation of the Company's senior executive officers.

BASE SALARIES
The Committee recommends salaries for senior executive officers based on data on competitive salaries received from independent compensation consultants, position and individual performance.

ANNUAL BONUS PROGRAMS
The Committee determined annual bonus payments for 2001 based on performance during 2001. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 70 % of their base salaries as of the beginning of the performance periods depending on salary grade and attainment of Company and applicable business unit and subsidiary profit targets as approved by the Committee. Based on these factors and the terms of such annual bonus programs, the Committee approved no bonus payments to senior executive officers for 2001.

STOCK INCENTIVE PLAN
For 2001, the Committee authorized stock option grants to selected officers of the Company and its subsidiaries. All options granted for 2001 are for 10 year terms with an exercise price equal to the market price on the date of grant, and become exercisable after one year of continued employment following the grant date. Executive officers received option grants for 2001 ranging from 2,910 shares to 40,000 shares (see "Option Grants in Last Fiscal Year").

In December, 2000, the Committee concluded that the stock options under the Stock Incentive Plan had become unattractive, and therefore the programme did not accomplish its intended purpose of attracting and retaining executive personnel, motivating executive personnel and providing incentive compensation that is competitive with those of other major corporations. The Committee further concluded that it was of the utmost importance to expediently ensure that executive personnel was retained and motivated. The Committee received advice from an independent compensation consultant, and thereafter offered optionees the opportunity to cancel the options granted 1997, 1998 and 1999 against (i) a grant by the Company to the optionee of a number of restricted stock units relating to the Company's shares ("RSUs") representing 30 percent of the number of options cancelled, and (ii) a commitment by the Company to grant to the optionee, under the terms and conditions of the Stock Incentive Plan, a number of Stock options, corresponding to 20 percent of the number of options cancelled, which were granted on June 18, 2001, with an exercise date of June 18, 2002. The exercise price was equal to the market price on June 18, 2001.

The RSU's will vest after three years and are conditional upon the optionee not having given notice of termination of employment prior to such date. The RSU's are otherwise subject to the same terms and conditions applicable to the cancelled options under the Stock Incentive Plan.

CHIEF EXECUTIVE OFFICER
The compensation paid to the Company's Chief Executive Officer, Mr. Lars Westerberg, for 2001 was determined based on information on competitive compensation levels received from an independent compensation consultant.

For 2001, the Committee approved a stock option grant of 40,000 shares of common stock of the Company to Mr. Westerberg, a cash compensation at an annual rate of SEK 5,000,000 (USD 484,496), and an annual performance bonus of SEK 1,750,000 (USD 169,574).

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION
Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code). It is the Committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162(m) would be consistent with the Company's incentive compensation objectives.

Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been structured to comply with the Code's definition of performance-based compensation. To qualify as performance-based under the Code, compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interest of the Company and its stockholders.

S. Jay Stewart, Chairman
Per-Olof Aronson
Roger W. Stone
Per Welin

STOCK PERFORMANCE GRAPH (1) (2)
The following graph compares the cumulative stockholder returns on the Company's common stock with Standard & Poors 500 Index and Standard & Poor's Automobiles Index.

1. Public trading of the Company stock began on May 1, 1997 on the New York Stock Exchange and on May 2, 1997 on the Stockholm Stock Exchange in the form of Swedish Depositary Receipts. Consequently, the period covered on the graph is limited to the Company's returns from May 1, 1997 through December 31, 2001.

2. Dividends at a rate of $1.98 per share of common stock were paid during the period and are included in the cumulative return on the Company's common stock.

SUMMARY COMPENSATION TABLE (USD) (1)

	Annual Compensation				Long-Term Compensation

Name and Principal Function	Fiscal Year	Salary	Bonus	Other Annual Compen- sation	Securities Underlying Options (2)	Restricted Stock Units (4)

Lars Westerberg (3)	2001	484,496	130,233	0	49,000	13,500
Chief Executive	2000	509,868	137,001	0	30,000
Officer	1999	486,824	0	0	15,000

Benoit Marsaud	2001	225,564	95,694	0	13,364	5,046
Vice President	2000	204,311	120,474	0	6,900
Manufacturing	1999	227,221	124,035	0	5,920
President Autolive France

Hans-Göran Persson	2001	159,884	65,116	0	9,790	2,235
Vice President	2000	172,621	43,840	0	5,450
Purchasing	1999	181,050	0	0	2,000

Claes Humbla	2001	155,039	38,663	0	15,318	7,977
Vice President	2000	153,441	49,320	0
Human Resources	1999	156,910	46,756	0

Jörgen I. Svensson	2001	131,298	35,000	0	15,558	7,887
Vice President	2000	134,809	49,065	0
Legal Affairs,	1999	138,805	43,651	0
General Counsel and Secretary

(1) The amounts contained in the table below were paid either in Swedish Krona or French Francs.
All amounts have been converted to dollars using the following exchange rates:
2001 - 1 USD = 10.320 SEK, 1 USD = 7.315 FRF;
2000 - 1 USD = 9.124 SEK, 1 USD = 7.097 FRF;
1999 - 1 USD = 8.2850 SEK, 1 USD = 6.1614 FRF;
(2) The 2001 option grant includes replacement options for cancelled options (see "Stock Incentive Plan")
(3) Mr Westerberg was appointed CEO on February 1, 1999.
(4) The Restricted Stock Units were granted on December 15, 2000, and represent thirty percent (30%) of the number of options which were cancelled. The Restricted Stock Units are subject to the terms and conditions of the Stock Incentive Plan and generally vest after three years from the grant date.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants	(1) (2)	Expiration	Potential Realizable Value
	Number of	% of Total	Exercise	Date	at assumed Annual Rates
Name and	Securities	Options	or Base		of Stock Price Appreciation
Principal	Underlying	Granted	Price		for Option Term (3)
Function	Options	to Employees	(per share)		5%	10%
	Granted	in Fiscal year

Lars Westerberg	49,000	10.3	$16.99	June 18, -11	523,320	1,326,430
Chief Executive
Officer

Benoit Marsaud	13,364	2.8	$16,99	June 18, -11	142,727	361,763
Vice President
Manufacturing

Hans-Göran Persson	9,790	2.0	$16,99	June 18, -11	104,557	265,015
Vice President
Purchasing

Claes Humbla	15,318	3.2	$16,99	June 18, -11	163,596	414,658
Vice President
Human Resources

Jörgen I. Svensson	15,558	3.3	$16,99	June 18, -11	166,159	421,155
Vice President
Legal Affairs
General Counsel and Secretary

(1) The option grant includes replacement options for cancelled options ( see "Stock Incentive Plan")

(2) For 2001 , all executive officers of the Company as a group received 113,110 options, and all employees of the Company (other than executive officers) as a group received 381,460 options.

(3) The amounts shown in these two columns represent potential realizable values using the converted options and exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of the Company's common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES*

Name	Number Of Securities Underlying Unexercised Options At Fiscal Year-End Excercisable/Unexercisable	Value Of Unexercised In-The-Money Options At Fiscal Year-End ($) Exercisable/Unexercisable
Lars Westerberg	0/49,000	0/162,680
Chief Executive Officer

Benoit Marsaud	0/13,364	0/44,368
Vice President Manufacturing

Hans-Göran Persson	0/9,790	0/32,503
Vice President Purchasing

Claes Humbla	0/15,318	0/50,856
Vice President Human Resources

Jörgen I. Svensson	0/15,558	0/51,652
Vice President Legal Affairs, General Counsel and Secretary

*None of the Named Executive Officers exercised any options in 2001.

CHANGE OF CONTROL SEVERANCE AGREEMENTS

Messrs. Westerberg, Humbla, Persson and Svensson named in the Summary Compensation Table have change of control severance agreements with the Company ("agreements") which were originally effective until December 31, 1998 for Messrs. Humbla and Svensson and until December 31, 2000 for Messrs. Westerberg and Persson which all are automatically extended annually for additional one-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executive's employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. In the event that during the two-year period following a change of control, the executive terminates the executive's employment for Good Reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to between two and a half and three times the sum of (i) such executive's then current annual salary, (ii) the average of the bonuses received for the two most recent fiscal years and (iii) the taxable value of the benefit of a company car.

PENSION PLANS

The Company has paid pension benefit premiums for Messrs. Westerberg, Persson, Humbla and Svensson in accordance with customary Swedish practice. Normal retirement age is 65 years. Mr. Westerberg has an agreement allowing retirement at the age of 60 with complementary pension benefits after the age of 65. Pursuant to such agreement, the Company pays insurance premiums to ensure the pension benefits of Mr. Westerberg for the period from the date of his retirement until the normal retirement age of 65 and thereafter for complementary pension benefits.

Senior Executive Officers of the Company have the right to retire at the age of 62 with pension benefits amounting to 60 percent of the base salary at retirement. This benefit will start to accrue at the age of 50.

TABLE TEN-YEAR OPTION REPRICINGS

Name	Grant Date (1)	Numbers of Securities Underlying Option Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	Number of Options Cancelled (#)	Number of Options Repriced (#)	New Exercise price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment	Number of Restricted Stock Units Granted (2) (#)
L .Westerberg	June 18,2001	15,000	15	40.62	7,500	3,000	16,99	Feb, 09	4,500
L. Westerberg	June 18,2001	30,000	15	29.37	15,000	6,000	16,99	Dec, 09	9,000
B. Marsaud	June 18,2001	4,000	15	31.07	2,000	800	16,99	Feb 08	1,200
B. Marsaud	June 18,2001	5,920	15	35.99	2,960	1,184	16,99	Dec, 08	1,776
B. Marsaud	June 18,2001	6,900	15	29.37	3,450	1,380	16,99	Dec, 09	2,070
H-G. Persson	June 18,2001	2,000	15	30.23	1,000	400	16,99	July, 09	600
H-G. Persson	June 18,2001	5,450	15	29.37	2,725	1,090	16,99	Dec, 09	1,635
C. Humbla	June 18,2001	5,500	15	35.75	2,750	1,100	16,99	Aug, 07	1,560
C. Humbla	June 18,2001	7,670	15	31.07	3,835	1,534	16,99	Feb, 08	2,301
C. Humbla	June 18,2001	6,150	15	35.99	3,075	1,230	16,99	Dec, 08	1,845
C. Humbla	June 18,2001	7,270	15	29.37	3,635	1,454	16,99	Dec, 09	2,181
J. Svensson	June 18,2001	5,200	15	35.75	2,600	1,040	16,99	Aug, 07	1,560
J. Svensson	June 18,2001	7,670	15	31.07	3,835	1,534	16,99	Feb, 08	2,301
J. Svensson	June 18,2001	6,150	15	35.99	3,075	1,230	16,99	Dec, 08	1,845
J. Svensson	June 18,2001	7,270	15	29.37	3,635	1,454	16,99	Dec, 09	2,181

1) The options were cancelled on December 15, 2000, pursuant to the actions taken at the meeting of the Compensation Committee of the Board of Directors on December 6, 2000. Replacement options representing 20% of the number of options cancelled will be granted on June 18, 2001.
2) The Restricted Stock Units were granted on December 15, 2000, and represent thirty percent (30%) of the number of options which were cancelled. The Restricted Stock Units are subject to the terms and conditions of the Stock Incentive Plan and generally vest after three years from the grant date.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2001, the Section 16(a) filing requirements were complied with by all incumbent executive officers, directors and director nominees during the year.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation by the Audit Committee, the Board has appointed Ernst & Young AB as the independent auditing firm for the Company's fiscal year ending December 31, 2002. The Company has been advised that Ernst & Young AB has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. In accordance with a resolution of the Board, this selection is being presented to the stockholders for ratification at the 2002 Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company's certificate of incorporation or by-laws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board will consider that fact when it appoints independent auditors for the next year.

Ernst & Young AB has been the independent auditing firm for the Company since May 1997. Ernst & Young AB has been the independent auditors for Autoliv AB since 1984. Audit services provided to the Company by Ernst & Young AB during 2001 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon.

AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year 2001 was $ 1.6 million, out of which Ernst & Young AB billed $ 1,2 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed for the non-audit, financial information systems design and implementation services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, rendered by Ernst & Young AB during the fiscal year ended December 31, 2001 was $0.

ALL OTHER FEES

The aggregate fees billed for services rendered by Ernst & Young AB, other than the services discussed in the preceding two paragraphs, for the fiscal year ended December 31, 2001, was $0.6 million. The Audit Committee has considered the services discussed in the preceding two paragraphs and provided to the Company by Ernst & Young AB and determined that the provision of these services is compatible with maintaining the independence of Ernst & Young AB.

Representatives of Ernst & Young AB will not be present at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AB AS THE COMPANY'S INDEPENDENT AUDITORS.

3. DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

Management does not now intend to bring before the 2002 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the stockholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment.

For business to be properly brought before an annual stockholders meeting by a stockholder, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. No such notices were received for the 2002 Annual Meeting. For the Company's 2003 Annual Stockholders Meeting any such notices must be received by the Company not later than February 24, 2003 and not earlier than January 24, 2003.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholder proposals intended for inclusion in the proxy statement for the 2003 Annual Stockholders Meeting must be received by the Secretary of the Company at its principal executive offices no later than November 5, 2002.

By Order of the Board

March 5, 2002

Jörgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary
Stockholm, Sweden